                                                                     EXHIBIT 1.1

                         SIMIONE CENTRAL HOLDINGS, INC.

                                    SHARES(1)

                                  COMMON STOCK

                         FORM OF UNDERWRITING AGREEMENT
              ---------------------------------------------------

                                                                          , 1997

HAMBRECHT & QUIST LLC
JEFFERIES & COMPANY, INC.
THE ROBINSON-HUMPHREY COMPANY, INC.
as Representatives of the
Several Underwriters
c/o Hambrecht & Quist LLC
One Bush Street
San Francisco, CA 94104

Ladies and Gentlemen:

     Simione Central Holdings, Inc., a Delaware corporation (herein called the Company), proposes to issue and sell shares of its authorized but unissued Common Stock, $.001 par value (herein called the Common Stock), and Simione Central Holdings, Inc. Profit Sharing Plan Trust (herein called the Plan) and
[          ] (herein called [          ] and, together with the Plan, called the
Selling Securityholders) propose to sell an aggregate of      shares of Common
Stock of the Company (said
shares of Common Stock being herein called the Underwritten Stock). The Trust Company of Knoxville Inc. as Trustee of the Plan (herein called the Trustee) shall be a party to this Agreement for the limited purpose of making the representations and warranties set forth in Section 2(c). The Company and
[          ] propose to grant to the Underwriters (as hereinafter defined) an
option to purchase up to      additional shares of Common Stock (herein called
the Option Stock and with the Underwritten Stock herein collectively called the Stock). The Common Stock is more fully described in the Registration Statement and the Prospectus hereinafter mentioned.

     The Company and the Selling Securityholders severally hereby confirm the agreements made with respect to the purchase of the Stock by the several underwriters, for whom you are acting, named in Schedule I hereto (herein collectively called the Underwriters, which term shall also include any underwriter purchasing Stock pursuant to Section 3(b) hereof). You represent and warrant that you have been authorized by each of the other Underwriters to enter into this Agreement on its behalf and to act for it in the manner herein provided.

     1. Registration Statement. The Company has filed with the Securities and Exchange Commission (herein called the Commission) a registration statement on
Form S-1 (No. 333-      ), including the related preliminary prospectus, for the
registration under the Securities Act of 1933, as amended (herein called the Securities Act) of the Stock. Copies of such registration statement and of each amendment thereto, if any, including the related preliminary prospectus (meeting the requirements of Rule 430A of the rules and regulations of the Commission) heretofore filed by the Company with the Commission have been delivered to you.

     The term Registration Statement as used in this Agreement shall mean such registration statement, including all documents incorporated by reference therein, all exhibits and financial statements, all

---------------

(1) Plus an option to purchase from the Company and [          ] up to
    additional shares to cover over-allotments.

information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, in the form in which it became effective, and any registration statement filed pursuant to Rule 462(b) of the rules and regulations of the Commission with respect to the Stock (herein called a Rule 462(b) registration statement), and, in the event of any amendment thereto after the effective date of such registration statement (herein called the Effective
Date), shall also mean (from and after the effectiveness of such amendment) such registration statement as so amended (including any Rule 462(b) registration statement). The term Prospectus as used in this Agreement shall mean the prospectus, including the documents incorporated by reference therein, relating to the Stock first filed with the Commission pursuant to Rule 424(b) and Rule 430A (or if no such filing is required, as included in the Registration Statement) and, in the event of any supplement or amendment to such prospectus after the Effective Date, shall also mean (from and after the filing with the Commission of such supplement or the effectiveness of such amendment) such prospectus as so supplemented or amended. The term Preliminary Prospectus as used in this Agreement shall mean each preliminary prospectus, including the documents incorporated by reference therein, included in such registration statement prior to the time it becomes effective.

     2. Representations and Warranties of the Company and the Selling Securityholders. (a) The Company hereby represents and warrants as follows:

          (i) Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has full corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus and as currently being conducted, and is duly qualified as a foreign corporation and in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary (except where the failure to be so qualified would not have a material adverse effect on the business, properties, condition (financial or otherwise), income or business prospects of the Company and its subsidiaries, taken as a whole (herein called a Material Adverse Effect). The outstanding shares of capital stock of each such subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company free and clear of all liens, encumbrances and security interests, and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in any such subsidiary are outstanding. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21.1 of the Registration Statement. All capital stock issued by the Company and its subsidiaries during the past three years has been issued in accordance with all applicable Federal and state laws, rules and regulations.

          (ii) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any Material Adverse Change, whether or not arising from transactions in the ordinary course of business, other than as set forth in the Registration Statement and the Prospectus, and since such dates, except in the ordinary course of business, neither the Company nor any of its subsidiaries has entered into any material transaction not referred to in the Registration Statement and the Prospectus.

          (iii) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, nor instituted proceedings for that purpose or to the knowledge of the Company, threatened to issue such an order or institute such proceedings. The Registration Statement and the Prospectus comply, and on the Closing Date (as defined in Section 5(a) hereof) and any later date on which Option Stock is to be purchased, the Registration Statement and the Prospectus will comply, in all material respects, with the provisions of the Securities Act and the rules and regulations of the Commission thereunder. On the Effective Date and on the Closing Date and any later date on which Option Stock may be purchased, neither the Registration Statement nor any amendment thereto contained or will contain any untrue statement of a material fact or omitted or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date and any later date on which Option Stock may be purchased, neither the Prospectus or any supplements thereto contained or will contain any untrue statement of a material fact or omitted or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that none of the representations and warranties in this subparagraph (iii) shall apply to statements in, or omissions from, the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriters for use in the Registration Statement or the Prospectus under the caption "Underwriting". There are no contracts or documents of the Company or any of its subsidiaries which would be required by the Securities Act or by the rules and regulations of the Commission to be filed as exhibits to the Registration Statement which have not been so filed.

          The Registration Statement, in the form delivered to you, has been declared effective under the Securities Act, and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. The Company has caused to be delivered to you copies of the Registration Statement and each Preliminary Prospectus and has consented to the use of such copies for the purposes permitted by the Securities Act.

          (iv) The authorized, issued and outstanding capital stock of the Company and the outstanding long term debt of the Company is as described in the Prospectus. The Stock is duly and validly authorized, is (or, in the case of shares of the Stock to be sold by the Company, will be, when issued and sold to the Underwriters as provided herein) duly and validly issued, fully paid and nonassessable, free of preemptive rights and conforms to the description thereof in the Prospectus. There are no outstanding options, warrants or other rights granted to or by the Company to purchase shares of Common Stock or other securities of the Company other than as described in the Prospectus; and no such option, warrant or other rights has been granted to any person, the exercise of which would cause such person to own more than five percent of the Common Stock outstanding immediately after the offering other than as described in the Prospectus. No person or entity holds a right to require or participate in the registration under the Securities Act of shares of Common Stock of the Company which right has not been waived by the holders thereof as of the date hereof with respect to the registration of shares pursuant to the Registration Statement, and except as described in the Prospectus, no person holds a right to require registration under the Securities Act of shares of Common Stock of the Company at any other time. The Company is not a party to any agreement or understanding, and has no knowledge of any agreement or understanding, granting any person or entity a right of participation with respect to the sale of shares of the Stock by the Company or the Selling Securityholders. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the transfer and sale of the Stock to be sold by the Selling Securityholders or the issuance and sale of the Stock as contemplated herein.

          (v) The Company and its subsidiaries now hold, and at the Closing Date will hold, all consents, approvals, authorizations, orders, registrations, qualifications, licenses, certificates and permits from state, Federal and other regulatory authorities which are necessary to own, lease, and operate their properties and the conduct of the business of the Company and its subsidiaries taken as a whole (except where the defined failure to hold such consent, approval, authorization, order, registration, qualification, license, certificate or permit would not have a Material Adverse Effect). No such consent, approval, authorization, order, registration, qualification, license, certificate or permit contains a materially burdensome restriction not adequately described in the Registration Statement and the Prospectus. Neither the Company nor any of its subsidiaries is in violation of its corporate charter or bylaws, or in default in the performance or observance of any provision of any obligation, agreement, covenant or condition contained in any bond, debenture or in any contract, lease, indenture, mortgage, loan agreement, joint venture or other agreement or instrument to which the Company or such subsidiary is a party or by which it or any of its properties is bound or is in violation of any law, order, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign.

          (vi) Except as disclosed in or specifically contemplated by the Prospectus, the Company and its subsidiaries owns or possesses adequate rights to use sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals and governmental authorizations to conduct their businesses as now conducted and as proposed to be conducted; the expiration of any trademarks, trade names, patent rights, copyrights, licenses, approvals or governmental authorizations of the Company or its subsidiaries would not have a Material Adverse Effect; and the Company has no knowledge of any material infringement by the Company or its subsidiaries of trademarks, trade name rights, patent rights, copyrights, licenses, trade secret or other similar rights of others, and there is no claim being made against the Company or its subsidiaries regarding trademark, trade name, patent, copyright, license, trade secret or other infringement which could have a Material Adverse Effect nor, to the best of the Company's knowledge, is there a basis therefore.

          (vii) This Agreement has been duly authorized, executed and delivered by the Company; the performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which the property of the Company or any of the subsidiaries is bound, (B) the corporate charter or bylaws of the Company or any of the subsidiaries or (C) (assuming the making of all filings required under Rule 424(b) or Rule 430A and the due qualification of the Stock for public offering by the Underwriters under state and foreign securities laws) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or over the properties of the Company.

          (viii) Except as set forth in the Prospectus, there is not any action, investigation, suit or proceeding before or with any court or administrative agency, at law or in equity, pending against the Company or any subsidiary or to which they may be subject and which, if determined adversely, would individually or in the aggregate have a Material Adverse effect, or prevent consummation of the transactions contemplated hereby.

          (ix) The consolidated financial statements of (a) the Company and its subsidiaries, (b) InfoMed Holdings, Inc. ("IMHI") and (c) Simione & Simione, CPAs-Consulting Division ("S&S"), together, in each case, with the related notes and schedules as set forth in the Registration Statement, present fairly the consolidated financial position and the results of operations of (a) the Company and its subsidiaries (b) IMHI and (c) S&S, respectively, at the indicated dates and for the indicated periods. Such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary, selected, and pro forma financial and statistical data included in the Registration Statement present fairly the information shown therein and have been compiled on a basis consistent with the financial statements presented therein.

          (x) The Company, its subsidiaries and IMHI have filed all Federal, state and foreign income tax returns which have been required to be filed (or have filed extensions therefor or obtained any required extensions in connection therewith), and have paid all taxes indicated by said returns and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith.

          (xi) Each approval, consent, order, authorization, designation, declaration or filing by or with any United States regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions herein contemplated (except
     (A) such additional steps as may be
     required by the National Association of Securities Dealers, Inc. (herein called the NASD), (B) as may be necessary to make the Registration Statement effective (and to maintain such effectiveness) and to qualify the Stock for public offering by the Underwriters under state and foreign securities laws or (C) filings required under Rule 424(b) or Rule 430(A)) has been obtained or made and is in full force and effect.

          (xii) Ernst & Young LLP, who has certified the financial statements filed with the Commission as part of the Registration Statement, has represented to the Company that they are independent public accountants as required by the Securities Act and the rules and regulations thereunder.

          (xiii) Arthur Andersen LLP and McGladrey & Pullen, LLP have represented to the Company that they are independent public accountants as required by the Securities Act and the rules and regulations thereunder.

          (xiv) The Company and the subsidiaries have good and marketable title or leasehold title, as the case may be, to all of the properties and assets reflected in the financial statements (or as described in the Registration Statement) hereinabove described, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements (or as described in the Registration Statement) or which are not material in amount.

          (xv) Neither the Company nor any of its subsidiaries is involved in any material labor dispute nor, to the knowledge of the Company, is any such dispute threatened.

          (xvi) The statements set forth in the Prospectus under the caption "Description of Capital Stock," insofar as they purport to constitute a summary of the terms of the Stock, are an accurate and complete description of such terms in all material respects.

          (xvii) The Company has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Stock.

          (xviii) The Company has filed an application to list the Stock on the Nasdaq National Market, and has received notification that the listing has been approved, subject to notice of issuance of the Stock.

          (xix) The Company and each of its subsidiaries maintain insurance of the types and in the amounts generally deemed adequate for their business, including, but not limited to, director and officer insurance, errors and omission insurance, general liability insurance, fiduciary breach insurance and insurance covering real and personal property owned or leased by the Company or any of its subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

          (xx) The Company is not aware that (A) any executive officer, key employee or significant group of employees of the Company or any of its subsidiaries plans to terminate employment with the Company or any of its subsidiaries or (B) any such executive officer or key employee is subject to any non-competition, non-disclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or any of its subsidiaries.

          (xxi) The Company is not and, after giving effect to the offering and sale of the Stock, will not be an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

          (xxii) The Company has timely and properly filed with the Commission all reports and other documents required to have been filed with the Commission.

          (xxiii) The Company has not been advised, and has no reason to believe, that it is not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and Federal environmental laws and regulations, except where failure to be so in compliance would not have a Material Adverse Effect.

          (xxiv) The Company does not know, of any failure of any party to comply with any laws applicable with respect to the Plan. With respect to the Plan, the Company does not know of any (a) "prohibited transaction," as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Code, (b) breach of any duty under ERISA, other applicable law or any agreement or (c) non-deductible contribution, which, in the case of any of (a), (b) or (c), could subject the Plan, the Company or any of its subsidiaries to liability or a loss either directly or indirectly (including, without limitation, through any obligation of indemnification or contribution) for any damages, penalties, or taxes, or any other loss or expense which could have a Material Adverse Effect.

     (b) Each of the Selling Securityholders hereby represents and warrants as follows (except with respect to the matters set forth in paragraph (ix) of this Section 2(b), as to which only the Plan shall represent and warrant to):

          (i) Such Selling Securityholder has good and marketable title to all the shares of Stock to be sold by such Selling Securityholder hereunder, free and clear of all liens, encumbrances, equities, security interests and claims whatsoever, with full right and authority to deliver the same hereunder, subject in the case of each Selling Securityholder, to the
     rights of [       ] as Custodian (herein called the Custodian), and that
     upon the delivery of and payment for such shares of the Stock hereunder, the several Underwriters will receive good and marketable title thereto, free and clear of all liens, encumbrances, equities, security interests and claims whatsoever.

          (ii) Certificates in negotiable form for the shares of the Stock to be sold by such Selling Securityholder have been placed in custody under a Custody Agreement for delivery under this Agreement with the Custodian; such Selling Securityholder specifically agrees that the shares of the Stock represented by the certificates so held in custody for such Selling Securityholder are subject to the interests of the several Underwriters and the Company, that the arrangements made by such Selling Securityholder for such custody, including the Power of Attorney provided for in such Custody Agreement, are to that extent irrevocable, and that the obligations of such Selling Securityholder shall not be terminated by any act of such Selling Securityholder or by operation of law, whether by the death or incapacity of such Selling Securityholder (or, in the case of a Selling Securityholder that is not an individual, dissolution or liquidation of such Selling Securityholder) or the occurrence of any other event; if any such death, incapacity, dissolution, liquidation or other such event should occur before the delivery of such shares of the Stock hereunder, certificates for such shares of the Stock shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death, incapacity, dissolution, liquidation or other event had not occurred, regardless of whether the Custodian shall have received notice of such death, incapacity, dissolution, liquidation or other event.

          (iii) To the extent that any statements or omissions made in the Registration Statement, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein, the Registration Statement and the Prospectus conform, and on the Closing Date, the Registration Statement and the Prospectus will conform, in all material respects, to the provisions of the Securities Act and the rules and regulations of the Commission thereunder. Such Selling Securityholder has reviewed the Registration Statement and Prospectus and, although such Selling Securityholder has not independently verified the accuracy or completeness of all the information contained therein, nothing has come to the attention of such Selling Securityholder that would lead such Selling Securityholder to believe that on the Effective Date, or the Closing Date, or any later date on which Option Stock may be purchased the Registration Statement contained or will contain any untrue statement of a material fact or omitted or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that on the Effective Date or, on the Closing Date, or any later date on which Option Stock may be purchased the Prospectus contained or will contain any untrue statement of a material fact or omitted or will omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (iv) All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement and the Power of Attorney and the Custody Agreement referred to herein, and for the sale and delivery of the Stock to be sold by such Selling Stockholder hereunder, have been obtained; and such Selling Stockholder has full right, power and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement and to sell, assign, transfer and deliver the Stock to be sold by such Selling Stockholder hereunder.

          (v) The sale of the Stock to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with all of the provisions of this Agreement, the Power of Attorney and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, nor will such action result in any violation of the provisions of the charter or by-laws of such Selling Stockholder or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property of such Selling Stockholder.

          (vi) Without having undertaken to determine independently the accuracy or completeness of either the representations or warranties of the Company contained herein or the information contained in the Registration Statement, such Selling Securityholder has no reason to believe that the representations and warranties of the Company contained in this Section 2 are not true and correct, is familiar with the Registration Statement and has no knowledge of any material facts conditions or information not disclosed in the Registration Statement which has or may have a Material Adverse Effect.

          (vii) The sale of the Stock by such Selling Securityholder pursuant hereto is not prompted by any information concerning the Company nor any of its subsidiaries which is not set forth in the Registration Statement. The information pertaining to such Selling Securityholder under the caption "Principal and Selling Stockholders" in the Prospectus is complete and accurate in all material respects.

          (viii) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Securityholder will deliver to you prior to or at the Closing Date or any later date on which Option Stock is purchased a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

          (ix) The Plan is a profit sharing plan which is qualified under
     Section 401(a) of the Internal Revenue Code 1986, as amended (the "Code"), and the related trust is exempt from tax under Section 501(a) of the Code, and is a duly organized, validly existing trust in good standing under the laws of the jurisdiction of its organization. The Plan has received a favorable determination letter from the Internal Revenue Service regarding its qualification under Section 401(a) of the Code and has, in fact, been qualified under such section from the effective date of the Plan through and including the Effective Date. The Plan is not aware of any event or omission which would cause the Plan to lose its qualification under such Code section. The Plan does not know of any failure of any party to comply with any laws applicable with respect to the Plan. With respect to the Plan, there has been no (a) "prohibited transaction," as defined in
     Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Code, (b) breach of any duty under ERISA, other applicable law or any agreement or (c) non-deductible contribution, which, in the case of any of (a), (b) or (c), could subject the Plan, the Company or any of its subsidiaries to liability or a loss either directly or indirectly (including, without limitation, through any obligation of indemnification or contribution) for any damages, penalties, or taxes, or any other loss or expense which could have a Material Adverse Effect. The execution, delivery and performance of this Agreement by the Plan will not result in a "prohibited transaction," as defined in Section 406 of ERISA or Section 4975 of the Code. Except as set forth in the Prospectus, no litigation or governmental administrative proceeding (or investigation) or other proceeding (other than those relating to routine claims for benefits) is pending or threatened with respect to the Plan.

     (c) The Trustee, individually and not in its capacity as trustee of the Plan, represents and warrants as follows:

          (i) The Trustee is a trust company duly organized, validly existing and in good standing under the laws of the state of [Tennessee] and has all requisite power and authority to act as Trustee and exercise trust powers on behalf of the Plan. The Trustee has full corporate power and authority to execute and deliver this Agreement on behalf of the Plan and to carry out the transactions contemplated hereby.

          (ii) The performance of this Agreement and the consummation of the transactions contemplated herein will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (A) any Plan documents, charter, by-laws, indenture, deed of trust, loan agreement or other material agreement to which the Trustee is a party or by which it is bound or (B) (assuming the making of all filings required under Rule 424(b) or Rule 430A and the due qualification of the Stock for public offering by the Underwriters under state and foreign securities laws) any statute or order, rule or regulation of any court or governmental agency or body having jurisdiction over the Plan or over the properties of the Plan.

          (iii) The execution, delivery and performance of this Agreement by the Plan will not result in a "prohibited transaction," as defined in Section 406 of ERISA or Code Section 4975.

     3. Purchase of the Stock by the Underwriters. (a) On the basis of the representations and warranties and subject to the terms and conditions herein
set forth, the Company agrees to issue and sell      shares of the Underwritten
Stock to the several Underwriters, each of the Selling Securityholders agree to sell to the several Underwriters the respective aggregate number of shares of the Underwritten Stock set forth opposite its name on Schedule II and each of the Underwriters agrees to purchase from the Company and the Selling Securityholders the respective aggregate number of shares of Underwritten Stock set forth opposite its name in Schedule I. The price at which such shares of Underwritten Stock shall be sold by the Company and the Selling Securityholders
and purchased by the several Underwriters shall be $          per share. The
obligation of each Underwriter to the Company and to the Selling Securityholders shall be to purchase from the Company and the Selling Securityholders that number of shares of the Underwritten Stock which represents the same proportion of the total number of shares of the Underwritten Stock to be sold by each of the Company and the Selling Securityholders pursuant to this Agreement as the number of shares of the Underwritten Stock set forth opposite the name of such Underwriter in Schedule I hereto represents of the total number of shares of the Underwritten Stock to be purchased by all Underwriters pursuant to this Agreement, as adjusted by you in such manner as you deem advisable to avoid fractional shares. In making this Agreement, each Underwriter is contracting severally and not jointly; except as provided in paragraphs (b) and (c) of this Section 3, the agreement of each Underwriter is to purchase only the respective number of shares of the Underwritten Stock specified in Schedule 1.

     (b) If for any reason one or more of the Underwriters shall fail or refuse (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 8 or 9 hereof) to purchase and pay for the number of shares of the Stock agreed to be purchased by such Underwriter or Underwriters, the Company shall immediately give notice thereof to you, and the non-defaulting Underwriters shall have the right within 24 hours after the receipt by you of such notice to purchase, or procure one or more other Underwriters to purchase, in such proportions as may be agreed upon between you and such purchasing Underwriter or Underwriters and upon the terms herein set forth, all or any part of the shares of the Stock which such defaulting Underwriter or Underwriters agreed to purchase. If the non-defaulting Underwriters fail so to make such arrangements with respect to all such shares and portion, the number of shares of the Stock which each non-defaulting Underwriter is otherwise obligated to purchase under this Agreement shall be automatically increased on a pro rata basis to absorb the remaining shares and portion which the defaulting Underwriter or Underwriters agreed to purchase; provided, however, that the non-defaulting Underwriters shall not be obligated to purchase the shares and portion which the defaulting Underwriter or Underwriters agreed to purchase if the aggregate number of such shares of the Stock exceeds 10% of the total number of shares of the Stock which all Underwriters agreed to purchase hereunder. If the total number of shares of the Stock which the defaulting Underwriter or Underwriters agreed to purchase shall not be purchased or absorbed in accordance with the two preceding sentences, the Company and the Selling Securityholders shall have the right, within 24 hours next succeeding the 24-hour period above referred to, to make arrangements with other underwriters or purchasers satisfactory to you for purchase of such shares and portion on the terms herein set forth. In any such case, either you or the Company and the Selling Securityholders shall have the right to postpone the Closing Date determined as provided in Section 5 hereof for not more than seven business days after the date originally fixed as the Closing Date pursuant to said Section 5 in order that any necessary changes in the Registration Statement, the Prospectus or any other documents or arrangements may be made. If neither the non-defaulting Underwriters nor the Company and the Selling Securityholders shall make arrangements within the 24-hour periods stated above for the purchase of all the shares of the Stock which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall be terminated without further act or deed and without any liability on the part of the Company or the Selling Securityholders to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company or the Selling Securityholders. Nothing in this paragraph (b), and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     (c) On the basis of the representations, warranties and covenants herein contained, and subject to the terms and conditions herein set forth, the Company
and [     ] grant an option to the several Underwriters to purchase, severally
and not jointly, up to      shares in the aggregate of the Option Stock from the
Company and [     ] at the same price per share as the Underwriters shall pay for the Underwritten Stock. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Stock by the Underwriters and may be exercised in whole or in part at any time (but not more than once) on or before the thirtieth (30th) day after the date of this Agreement upon written or telegraphic notice by you to the Company setting forth the aggregate number of shares of the Option Stock as to which the several Underwriters are exercising the option. Delivery of certificates for the shares of Option Stock, and payment therefor, shall be made as provided in Section 5 hereof. The number of shares of the Option Stock to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Stock to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Stock, as adjusted by you in such manner as you deem advisable to avoid fractional shares.

     4. Offering by Underwriters. (a) The terms of the public offering by the Underwriters of the Stock to be purchased by them shall be as set forth in the Prospectus. The Underwriters may from time to time change the public offering price after the closing of the initial public offering and increase or decrease the concessions and discounts to dealers as they may determine.

     (b) The information set forth in the last paragraph on the front cover page and under "Underwriting" in the Registration Statement, any Preliminary Prospectus and the Prospectus (insofar as such information relates to the Underwriters) constitutes the only information furnished by the Underwriters to the Company for inclusion in the Registration Statement, any Preliminary Prospectus, and the Prospectus, and you on behalf of the respective Underwriters represent and warrant to the Company that the statements made therein are correct.

     5. Delivery of and Payment for the Stock. (a) Delivery of certificates for the shares of the Underwritten Stock and the Option Stock (if the option granted by Section 3(c) hereof shall have been exercised not later than 7:00 a.m., San Francisco time, on the date two business days preceding the Closing Date), and payment therefor, shall be made at the office of Hambrecht & Quist LLC, One Bush Street, San Francisco, California 94104, at 7:00 a.m., San Francisco time, on the third business day after the date of this Agreement, or at such time on such other day, not later than five full business days after such third business day, as shall be agreed upon in writing by the Company, the Selling Securityholders and you. The date and hour of such delivery and payment (which may be postponed as provided in Section 3(b) hereof) are herein called the Closing Date.

     (b) If the option granted by Section 3(c) hereof shall be exercised after 7:00 a.m., San Francisco time, on the date two business days preceding the Closing Date, delivery of certificates for the shares of Option Stock, and payment therefor, shall be made at the office of Hambrecht & Quist LLC, One Bush Street, San Francisco, California 94104 at 7:00 a.m., San Francisco time, on the third business day after the exercise of such option.

     (c) Payment for the Stock purchased from the Company shall be made to the Company or its order, and payment for the Stock purchased from the Selling Securityholders shall be made to the Custodian, for the account of the Selling Securityholders, in each case by one or more certified or official bank check or checks in same day funds. Such payment shall be made upon delivery of certificates for the Stock to you for the respective accounts of the several Underwriters against receipt therefor signed by you. Certificates for the Stock to be delivered to you shall be registered in such name or names and shall be in such denominations as you may request at least two business days before the Closing Date, in the case of Underwritten Stock, and at least two business days prior to the purchase thereof, in the case of the Option Stock. Such certificates will be made available to the Underwriters for inspection, checking and packaging at the offices of Lewco Securities Corporation, 2 Broadway, New York, New York 10004 at least two business days prior to the Closing Date or, in the case of the Option Stock, by 3:00 p.m., New York time, at least two business days preceding the date of purchase. Time shall be of the essence and delivery at the time and place specified above is a further condition to the obligations of the Underwriters.

     It is understood that you, individually and not on behalf of the Underwriters, may (but shall not be obligated to) make payment to the Company and the Selling Securityholders for shares to be purchased by any Underwriter whose check shall not have been received by you on the Closing Date or any later date on which Option Stock is purchased for the account of such Underwriter. Any such payment by you shall not relieve such Underwriter from any of its obligations hereunder.

     6. Further Agreements of the Company and the Selling Securityholders. Each of the Company and, with respect to the matters specifically designated in this
Section 6, the Selling Securityholders respectively covenants and agrees as follows:

          (a) The Company will prepare and timely file with the Commission under Rule 424(b) a Prospectus containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A; provided, however, that the Company will not file such Prospectus under Rule 424(b) or any amendment to the Registration Statement or supplement to the Prospectus of which you shall not previously have been advised and furnished with a copy or to which you shall have reasonably objected in writing or which is not in compliance with the Securities Act or the rules and regulations of the Commission. The Company will provide evidence satisfactory to the Underwriters of the timely filing of the Prospectus filed under Rule 424(b) and any registration statement filed under Rule 462(b). If the Company elects to rely on Rule 462(b), the Company shall file a 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

          (b) The Company will promptly notify each Underwriter in the event of
     (i) the request by the Commission for amendment of the Registration Statement or for any supplement to the Prospectus or for any additional information, (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, (iii) the institution or notice of intended institution of any action or proceeding for that purpose, (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Stock for sale in any jurisdiction, or (v) the receipt by it of notice of the initiation or threatening of any proceeding for such purpose. The Company and the Selling Securityholders will make every reasonable effort to prevent the issuance of such a stop order and, if such an order shall at any time be issued, to obtain the withdrawal thereof at the earliest possible moment.

          (c) The Company will (i) on or before the date hereof and, with respect to documents filed after the date hereof, on or before the Closing Date, deliver to you a signed copy of the Registration Statement as originally filed and of each amendment thereto filed prior to the time the Registration Statement becomes effective and, promptly upon the filing thereof, a signed copy of each post-effective amendment, if any, to the Registration Statement (together with, in each case, all exhibits thereto unless previously furnished to you) and will also deliver to you, for distribution to the Underwriters, a sufficient number of additional conformed copies of each of the foregoing (but without exhibits) so that a sufficient number of copies of each may be distributed to each Underwriter,
     (ii) as promptly as possible deliver to you and send to the several Underwriters, at such office or offices as you may designate, as many copies of the Prospectus as you may reasonably request, and (iii) thereafter from time to time during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, likewise send to the Underwriters as many additional copies of the Prospectus and as many copies of any supplement to the Prospectus and of any amended prospectus, filed by the Company with the Commission, as you may reasonably request for the purposes contemplated by the Securities Act.

          (d) If at any time during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer any event relating to or affecting the Company, or of which the Company shall be advised in writing by you, shall occur as a result of which it is necessary, in the opinion of counsel for the Company or of counsel for the Underwriters, to supplement or amend the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser of the Stock, the Company will forthwith prepare and file with the Commission, at its own expense, a supplement or amendment to the Prospectus so that the Prospectus as so supplemented or amended will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time such Prospectus is delivered to such purchaser, not misleading. If, after the public offering of the Stock by the Underwriters and during such period, the Underwriters shall propose to vary the terms of offering thereof by reason of changes in general market conditions or otherwise, you will advise the Company in writing of the proposed variation, and, if in the opinion either of counsel for the Company or of counsel for the Underwriters such proposed variation requires that the Prospectus be supplemented or amended, the Company will forthwith prepare and file with the Commission, at its own expense, a supplement or amendment to the Prospectus setting forth such variation. The Company autho-rizes the Underwriters and all dealers to whom any of the Stock may be sold by the several Underwriters to use the Prospectus, as from time to time amended or supplemented, in connection with the sale of the Stock in accordance with the applicable provisions of the Securities Act and the applicable rules and regulations thereunder for such period.

          (e) Prior to the filing thereof with the Commission, the Company will submit to you, for your information, a copy of any post-effective amendment to the Registration Statement and any supplement or amendment to the Prospectus proposed to be filed.

          (f) The Company will cooperate, when and as requested by you, in the qualification of the Stock for offer and sale under the securities or blue sky laws of such jurisdictions as you may designate and, during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, in keeping such qualifications in good standing under said securities or blue sky laws; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will, from time to time, prepare and file such statements, reports, and other documents as are or may be required to continue such qualifications in effect for so long a period as you may reasonably request for distribution of the Stock.

          (g) During a period of five years commencing with the date hereof, the Company will furnish to you, and to each Underwriter who may so request in writing, copies of all periodic and special reports furnished to stockholders of the Company and of all information, documents and reports filed with the Commission.

          (h) Not later than the 45th day following the end of the fiscal quarter first occurring after the first anniversary of the Effective Date, the Company will make generally available to its security holders an earnings statement in accordance with Section 11(a) of the Securities Act and Rule 158 thereunder.

          (i) Whether or not the transactions contemplated hereunder are consummated or this Agreement terminated, the Company and the Selling Securityholders jointly and severally agree to pay all costs and expenses incident to the performance of their obligations under this Agreement, including all costs and expenses incident to (i) the preparation, printing and filing with the Commission and the NASD of the Registration Statement, any Preliminary Prospectus and the Prospectus, (ii) the furnishing to the Underwriters of copies of any Preliminary Prospectus and of the several documents required by paragraph (c) of this Section 6 to be so furnished,
     (iii) the printing of this Agreement and related documents delivered to the Underwriters, (iv) the preparation, printing and filing of all supplements and amendments to the Prospectus referred to in paragraph (d) of this
     Section 6, (v) the furnishing to you and the Underwriters of the reports and information referred to in paragraph (g) of this Section 6 and (vi) the printing and issuance of stock certificates, including the transfer agent's fees. The Selling Securityholders will pay any transfer taxes incident to the transfer to the Underwriters of the shares the Stock being sold by the Selling Securityholders.

          (j) The Company and the Selling Securityholders jointly and severally agree to reimburse you, for the account of the several Underwriters, for blue sky fees and related disbursements (including, without limitation, filing fees, counsel fees and disbursements and the cost of printing memoranda for the Underwriters) paid by or for the account of the Underwriters or their counsel in qualifying the Stock under state securities or blue sky laws and for filing fees incident to the review of the offering by the NASD.

          (k) The provisions of paragraphs (i) and (j) of this Section are intended to relieve the Underwriters from the payment of the expenses and costs which the Company and the Selling Securityholders hereby agree to pay and shall not affect any agreement which the Company and the Selling Securityholders may make, or may have made, for the sharing of any such expenses and costs.

          (l) The Company and each of the Selling Securityholders hereby agrees that, without the prior written consent of Hambrecht & Quist LLC on behalf of the Underwriters, the Company or such Selling Securityholder, as the case may be, will not, for a period of 90 days following the Effective Date, directly or indirectly, (i) issue, sell, offer, contract to sell, make any short sale, pledge, issuer or sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any of the Company's equity securities or any securities convertible into or exchangeable or exercisable for or any rights to purchase or acquire any of the Company's equity securities or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences or ownership of any of the Company's equity securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of any of the Company's equity securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Stock to be sold to the Underwriters pursuant to this Agreement, (B) shares of Common Stock issued by the Company upon the exercise of options granted under the stock option plans of the Company (the "Option Plans") or upon the exercise of warrants outstanding as of the date hereof, all as described in the Prospectus, and (C) options to purchase Common Stock granted under the Option Plans.

          (m) The Company agrees to use its best efforts to (i) cause all holders of 5% or more of the outstanding Common Stock or options or warrants therefor, and all of its directors and officers to agree that, without the prior written consent of Hambrecht & Quist LLC on behalf of the Underwriters, such persons will not, for a period of 90 days following the Effective Date, directly or indirectly, (i) sell, offer, contract to sell, make any short sale, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any of the Company's equity securities or any securities convertible into or exchangeable or exercisable for or any rights to purchase or acquire any of the Company's equity securities or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences or ownership of the Company's equity securities, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of any of the Company's equity securities, in cash or otherwise; and (ii) enforce any rights it may have to cause all holders of 5% or more of the outstanding Common Stock or options or warrants therefor, directors and officers to ensure that they do not take any of the foregoing actions during the above-mentioned 90-day period.

          (n) The Company is familiar with the Investment Company Act of 1940, as amended, and has in the past conducted its affairs, and will in the future conduct its affairs, in such a manner to ensure that the Company was not and will not be an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder. The Company will apply the net proceeds of the sale of the Stock sold by it substantially in accordance with its statements under the caption "Use of Proceeds" in the Prospectus.

          (o) If at any time during the 90-day period after the Registration Statement becomes effective any rumor, publication or event relating to or affecting the Company shall occur as a result of which in your opinion the market price for the Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus), the Company will, after written notice from you advising the Company to the effect set forth above, forthwith prepare, consult with you concerning the substance of, and disseminate a press release or other public statement, reasonably satisfactory to you, responding to or commenting on such rumor, publication or event.

     7. Indemnification and Contribution. (a) The Company and the Selling Securityholders jointly and severally agree to indemnify and hold harmless each Underwriter and each person (including each partner or officer thereof) who controls any Underwriter within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Securities Act, the

Securities Exchange Act of 1934, as amended, or the common law or otherwise, and the Company and the Selling Securityholders jointly and severally agree to reimburse each such Underwriter and controlling person for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus constituting a part thereof and any Rule 462(b) Registration Statement) or any post-effective amendment thereto (including any Rule 462(b) Registration Statement), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that (1) the indemnity agreements of the Company and the Selling Securityholders contained in this paragraph (a) shall not apply to any such losses, claims, damages, liabilities or expenses if such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter for use under the caption "Underwriting" in any Preliminary Prospectus or the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto, and (2) the indemnity agreement contained in this paragraph (a) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages, liabilities or expenses purchased the Stock which is the subject thereof (or to the benefit of any person controlling such Underwriter) if at or prior to the written confirmation of the sale of such Stock a copy of the Prospectus (or the Prospectus as amended or supplemented) was not sent or delivered to such person and the untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented) unless the failure is the result of noncompliance by the Company with paragraph (c) of Section 6 hereof. The indemnity agreements of the Company and the Selling Securityholders contained in this paragraph (a) and the representations and warranties of the Company and the Selling Securityholders contained in Section 2 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Stock.

     (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its officers who signs the Registration Statement on his own behalf or pursuant to a power of attorney, each of its directors, each other Underwriter and each person (including each partner or officer thereof) who controls the Company or any such other Underwriter within the meaning of Section 15 of the Securities Act, and the Selling Securityholders from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Securities Act, the Exchange Act, or the common law or otherwise and to reimburse each of them for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus constituting a part thereof and any Rule 462(b) Registration Statement) or any post-effective amendment thereto (including any Rule 462(b) Registration Statement) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such indemnifying Underwriter for use under the caption "Underwriting" in the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto. The indemnity agreement of each Underwriter contained in this paragraph (b) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Stock.

     (c) Each party indemnified under the provision of paragraphs (a) and (b) of this Section 7 agrees that, upon the service of a summons or other initial legal process upon it in any action or suit instituted against it or upon its receipt of written notification of the commencement of any investigation or inquiry of, or proceeding against, it in respect of which indemnity may be sought on account of any indemnity agreement contained in such paragraphs, it will promptly give written notice (herein called the Notice) of such service or notification to the party or parties from whom indemnification may be sought hereunder. No indemnification provided for in such paragraphs shall be available to any party who shall fail so to give the Notice if the party to whom such Notice was not given was unaware of the action, suit, investigation, inquiry or proceeding to which the Notice would have related and was prejudiced by the failure to give the Notice, but the omission so to notify such indemnifying party or parties of any such service or notification shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of such indemnity agreement. Any indemnifying party shall be entitled at its own expense to participate in the defense of any action, suit or proceeding against, or investigation or inquiry of, an indemnified party. Any indemnifying party shall be entitled, if it so elects within a reasonable time after receipt of the Notice by giving written notice (herein called the Notice of Defense) to the indemnified party, to assume (alone or in conjunction with any other indemnifying party or parties) the entire defense of such action, suit, investigation, inquiry or proceeding, in which event such defense shall be conducted, at the expense of the indemnifying party or parties, by counsel chosen by such indemnifying party or parties and reasonably satisfactory to the indemnified party or parties; provided, however, that (i) if the indemnified party or parties reasonably determine that there may be a conflict between the positions of the indemnifying party or parties and of the indemnified party or parties in conducting the defense of such action, suit, investigation, inquiry or proceeding or that there may be legal defenses available to such indemnified party or parties different from or in addition to those available to the indemnifying party or parties, then counsel for the indemnified party or parties shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interests of the indemnified party or parties and (ii) in any event, the indemnified party or parties shall be entitled to have counsel chosen by such indemnified party or parties participate in, but not conduct, the defense. If, within a reasonable time after receipt of the Notice, an indemnifying party gives a Notice of Defense and the counsel chosen by the indemnifying party or parties is reasonably satisfactory to the indemnified party or parties, the indemnifying party or parties will not be liable under paragraphs (a) through
(c) of this Section 7 for any legal or other expenses subsequently incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding, except that (A) the indemnifying party or parties shall bear the legal and other expenses incurred in connection with the conduct of the defense as referred to in clause (i) of the proviso to the preceding sentence and (B) the indemnifying party or parties shall bear such other expenses as it or they have authorized to be incurred by the indemnified party or parties. If, within a reasonable time after receipt of the Notice, no Notice of Defense has been given, the indemnifying party or parties shall be responsible for any legal or other expenses incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding.

     (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under paragraph (a) or (b) of this Section 7, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in paragraph (a) or (b) of this
Section 7 (i) in such proportion as is appropriate to reflect the relative benefits received by each indemnifying party from the offering of the Stock or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each indemnifying party in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, or actions in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Securityholders on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Stock received by the Company and the Selling Securityholders and the total underwriting discount received by the Underwriters, as set forth in the table on the cover page of the Prospectus, bear to the aggregate public offering price of the Stock. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by each indemnifying party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.

     The parties agree that it would not be just and equitable if contributions pursuant to this paragraph (d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities, or actions in respect thereof, referred to in the first sentence of this paragraph (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigation, preparation or defense against any action or claim which is the subject of this paragraph (d). Notwithstanding the provisions of this paragraph (d), no Underwriter shall be required to contribute any amount in excess of the underwriting discount applicable to the Stock purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this paragraph (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

     Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect of which contribution may be sought, it will promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service shall not relieve the party from whom contribution may be sought from any obligation it may have hereunder or otherwise (except as specifically provided in paragraph (c) of this Section 7).

     (e) Neither the Company nor the Selling Securityholders will, without the prior written consent of each Underwriter, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not such Underwriter or any person who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of such Underwriter and each such controlling person from all liability arising out of such claim, action, suit or proceeding.

     8. Termination. This Agreement may be terminated by you at any time prior to the Closing Date by giving written notice to the Company and the Custodian on behalf of the Selling Securityholders if after the date of this Agreement trading in the Common Stock shall have been suspended, or if there shall have occurred (i) the engagement in hostilities or an escalation of major hostilities by the United States or the declaration of war or a national emergency by the United States on or after the date hereof, (ii) any outbreak of hostilities or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, calamity, crisis or change in economic or political conditions in the financial markets of the United States would, in the Underwriters' reasonable judgment, make the offering or delivery of the Stock impracticable, (iii) suspension of trading in securities generally or a material adverse decline in value of securities generally on the New York Stock Exchange, the American Stock Exchange, or the NASD Automated Quotation System or The Nasdaq Stock Market, or limitations on prices (other than limitations on hours or numbers of days of trading) for securities on either such exchange or system, (iv) the enactment, publication, decree or other promulgation of any Federal or state statute, regulation, rule or order of, or commencement of any proceeding or investigation by, any court, legislative body, agency or other governmental authority which in the Underwriters' reasonable opinion materially and adversely affects or will materially or adversely affect the business or operations of the Company, (v) declaration of a banking moratorium by either Federal or New York State authorities or (vi) the taking of any action by any Federal, state or local government or agency in respect of its monetary or fiscal affairs which in the Underwriters' reasonable opinion has a material adverse effect on the securities markets in the United States. If this Agreement shall be terminated pursuant to this Section 8, there shall be no liability of the Company or the Selling Securityholders to the Underwriters and no liability of the Underwriters to the Company or the Selling Securityholders; provided, however, that in the event of any such termination the Company and the Selling Securityholders agree to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company and the Selling Securityholders under this Agreement, including all costs and expenses referred to in paragraphs (i) and (j) of Section 6 hereof.

     9. Conditions of Underwriters' Obligations. The obligations of the several Underwriters to purchase and pay for the Stock shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Securityholders herein set forth and the performance by the Company and by the Selling Securityholders of all of their respective obligations to be performed hereunder, in each case at or prior to the Closing Date and any later date on which Option Stock is to be purchased, as the case may be, and to the following further conditions:

          (a) The Registration Statement shall have become effective; and no stop order suspending the effectiveness thereof shall have been issued and no proceedings therefor shall be pending or threatened by the Commission.

          (b) The legality and sufficiency of the sale of the Stock hereunder and the validity and form of the certificates representing the Stock, all corporate proceedings and other legal matters incident to the foregoing, and the form of the Registration Statement and of the Prospectus (except as to the financial statements contained therein), shall have been approved at or prior to the Closing Date by Goodwin, Procter & Hoar LLP, counsel for the Underwriters.

          (c) You shall have received from Powell, Goldstein, Frazer & Murphy
     LLP, counsel for the Company, and           , counsel for the Selling
     Securityholders and           , counsel for the Trustee, opinions,
     addressed to the Underwriters and dated the Closing Date, covering the matters set forth in Annex A and Annex B hereto, respectively, and if Option Stock is purchased at any date after the Closing Date, additional opinions from counsel to the Company and counsel to the Selling Securityholders, as the case may be, addressed to the Underwriters and dated such later date, confirming that the statements expressed as of the Closing Date in such opinions remain valid as of such later date.

          (d) You shall be satisfied that (i) as of the Effective Date, the statements made in the Registration Statement and the Prospectus were true and correct and neither the Registration Statement nor the Prospectus omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, respectively, not misleading, (ii) since the Effective Date, no event has occurred which should have been set forth in a supplement or amendment to the Prospectus which has not been set forth in such a supplement or amendment filed with the Commission, (iii) since the respective dates as of which information is given in the

     Registration Statement in the form in which it originally became effective and the Prospectus contained therein, there has been any material adverse change or any development involving a prospective material adverse change in or affecting the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, and, since such dates, except in the ordinary course of business, neither the Company nor any of its subsidiaries has entered into any material transaction not referred to in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein,
     (iv) neither the Company nor any of its subsidiaries has any material contingent obligations which are not disclosed in the Registration Statement and the Prospectus, (v) there are not any pending or known threatened legal proceedings to which the Company or any of its subsidiaries is a party or of which property of the Company or any of its subsidiaries is the subject which are material and which are not disclosed in the Registration Statement and the Prospectus, (vi) there are not any franchises, contracts, leases or other documents which are required to be filed as exhibits to the Registration Statement which have not been filed as required, (vii) the representations and warranties of the Company, the Selling Securityholders and the Trustee herein are true and correct in all material respects as of the Closing Date and any later date on which Option Stock is to be purchased, as the case may be, (viii) there has not been any material change in the market for securities in general or in political, financial or economic conditions from those reasonably foreseeable as to render it impracticable in your reasonable judgment to make a public offering of the Stock, or a material adverse change in market levels for securities in general (for those of companies in particular) or financial or economic conditions which render it inadvisable to proceed, and (xix) there has not occurred any circumstances described in clauses (i), (ii),
     (iii), (iv), (v) or (vi) of Section 8 hereof.

          (e) You shall have received on the Closing Date and on any later date on which Option Stock is purchased a certificate, dated the Closing Date or such later date, as the case may be, and signed by the President and the Chief Financial Officer of the Company, stating that the respective signers of said certificate have carefully examined the Registration Statement in the form in which it originally became effective and the Prospectus contained therein and any supplements or amendments thereto, and that the statements included in clauses (i) through (vii) of paragraph (d) of this
     Section 9 are true and correct.

          (f) You shall have received from Ernst & Young LLP a letter or letters, addressed to the Underwriters and dated the Closing Date and any later date on which Option Stock is purchased, confirming that they are independent public accountants with respect to the Company and its subsidiaries within the meaning of the Securities Act and the applicable published rules and regulations thereunder and based upon the procedures described in its letter delivered to you concurrently with the execution of this Agreement (herein called the Original Letter), but carried out to a date not more than three business days prior to the Closing Date or such later date on which Option Stock is purchased (i) confirming, to the extent true, that the statements and conclusions set forth in the Original Letter are accurate as of the Closing Date or such later date, as the case may be, and (ii) setting forth any revisions and additions to the statements and conclusions set forth in the Original Letter which are necessary to reflect any changes in the facts described in the Original Letter since the date of the Original Letter or to reflect the availability of more recent financial statements, data or information. The letters shall not disclose any change, or any development involving a prospective change, in or affecting the business or properties of the Company or any of its subsidiaries which, in your sole judgment, makes it impractical or inadvisable to proceed with the public offering of the Stock or the purchase of the Option Stock as contemplated by the Prospectus. [Arthur Andersen LLP and McGladrey & Pullen, LLP]

          (g) You shall have received from Ernst & Young LLP a letter stating that their review of the Company's system of internal accounting controls, to the extent they deemed necessary in establishing the scope of their examination of the Company's financial statements as at Decem-ber 31, 1996, did not disclose any weakness in internal controls that they considered to be material weaknesses.

          (h) You shall have been furnished evidence in usual written or telegraphic form from the appropriate authorities of the several jurisdictions, or other evidence satisfactory to you, of the qualification referred to in paragraph (f) of Section 6 hereof.

          (i) Prior to the Closing Date, the Stock to be issued and sold by the Company shall have been duly authorized for listing by the Nasdaq National Market upon official notice of issuance.

          (j) On or prior to the Closing Date, you shall have received from all holders of 5% or more of the outstanding Common Stock or options or warrants therefore, directors and officers agreements, in form reasonably satisfactory to Hambrecht & Quist LLC, substantially to the effect of the agreements of such persons set forth in Section 6(m) hereof.

     All the agreements, opinions, certificates and letters mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if Goodwin, Procter & Hoar LLP, counsel for the Underwriters, shall be satisfied that they comply in form and scope.

     In case any of the conditions specified in this Section 9 shall not be fulfilled, this Agreement may be terminated by you by giving notice to the Company and to the Custodian on behalf of the Selling Securityholders. Any such termination shall be without liability of the Company or the Selling Securityholders to the Underwriters and without liability of the Underwriters to the Company or the Selling Securityholders; provided, however, that (i) in the event of such termination, the Company and the Selling Securityholders agree to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company and the Selling Securityholders under this Agreement, including all costs and expenses referred to in paragraphs (i) and (j) of Section 6 hereof, and (ii) if this Agreement is terminated by you because of any refusal, inability or failure on the part of the Company or the Selling Securityholders to perform any agreement herein, to fulfill any of the conditions herein, or to comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the transactions contemplated hereby.

     10. Conditions of the Obligation of the Company and the Selling Securityholders. The obligation of the Company and the Selling Securityholders to deliver the Stock shall be subject to the conditions that (a) the Registration Statement shall have become effective and (b) no stop order suspending the effectiveness thereof shall be in effect and no proceedings therefor shall be pending or threatened by the Commission.

     In case either of the conditions specified in this Section 10 shall not be fulfilled, this Agreement may be terminated by the Company and the Selling Securityholders by giving notice to you and such failure of condition is not because of any refusal, inability or failure of the Company or the Selling Securityholders to perform any agreement herein, to fulfill any condition herein or to comply with any provisions hereof. Any such termination shall be without liability of the Company and the Selling Securityholders to the Underwriters and without liability of the Underwriters to the Company or the Selling Securityholders; provided, however, that in the event of any such termination the Company and the Selling Securityholders jointly and severally agree to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company and the Selling Securityholders under this Agreement, including all costs and expenses referred to in paragraphs (i) and (j) of Section 6 hereof.

     11. Reimbursement of Certain Expenses. In addition to their other obligations under Section 7 of this Agreement, the Company and the Selling Securityholders hereby jointly and severally agree to reimburse on a quarterly basis the Underwriters for all reasonable legal and other expenses incurred in connection with investigating or defending any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in paragraph (a) of Section 7 of this Agreement, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligations under this Section 11 and the possibility that such payments might later be held to be improper; provided, however, that (i) to the extent any such payment is ultimately held to be improper, the persons receiving such payments shall promptly refund them and (ii) such persons shall provide to the Company, upon request, reasonable assurances of their ability to effect any refund, when and if due.

     12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of the Company, the Selling Securityholders and the several Underwriters and, with respect to the provisions of Section 7 hereof, the several parties (in addition to the Company, the Selling Securityholders and the several Underwriters) indemnified under the provisions of said Section 7, and their respective personal representatives, successors and assigns. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term "successors and assigns" as herein used shall not include any purchaser, as such purchaser, of any of the Stock from any of the several Underwriters.

     13. Notices. Except as otherwise provided herein, all communications hereunder shall be in writing or by telegraph and, if to the Underwriters, shall be mailed, telegraphed or delivered to Hambrecht & Quist LLC, One Bush Street, San Francisco, California 94104; and if to the Company or the Selling Securityholders, shall be mailed, telegraphed or delivered to it at its office, 6600 Powers Ferry Road, Atlanta, Georgia 30331, Attention: Gary Rasmussen. All notices given by telegraph shall be promptly confirmed by letter.

     14. Miscellaneous. The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of
(a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or the Selling Securityholders or their respective directors or officers, and (c) delivery and payment for the Stock under this Agreement; provided, however, that if this Agreement is terminated prior to the Closing Date, the provisions of paragraphs (l) and (m) of Section 6 hereof shall be of no further force or effect.

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

                                   SIGNATURES

     Please sign and return to the Company and to the Selling Securityholders in care of the Company the enclosed duplicates of this letter, whereupon this letter will become a binding agreement among the Company, the Selling Securityholders and the several Underwriters in accordance with its terms.

                                          Very truly yours,

                                          SIMIONE CENTRAL HOLDINGS, INC.

                                          By
                                          --------------------------------------

                                          SELLING SECURITYHOLDERS

                                          By
                                          --------------------------------------
                                          Attorney-in-Fact

                                          TRUSTEE

                                          By
                                          --------------------------------------
                                          Name:
                                          Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

HAMBRECHT & QUIST LLC
JEFFERIES & COMPANY, INC.
THE ROBINSON-HUMPHREY COMPANY, INC.

By Hambrecht & Quist LLC

By
-----------------------------------------------------
Managing Director

Acting on behalf of the several Underwriters, including themselves, named in Schedule I hereto.

                                   SCHEDULE I

                                  UNDERWRITERS

                                                              NUMBER OF
                                                               SHARES
                                                                TO BE
                        UNDERWRITERS                          PURCHASED
                        ------------                          ---------
Hambrecht & Quist LLC.......................................
Jefferies & Company, Inc....................................
The Robinson-Humphrey Company, Inc..........................

          Total.............................................

                                 [SCHEDULE II]

                           [SELLING SECURITYHOLDERS]

                                                              NUMBER OF
                                                                SHARES
        NAME AND ADDRESS OF SELLING SECURITYHOLDERS           TO BE SOLD
        -------------------------------------------           ----------
Simione Central Holdings, Inc...............................
Profit Sharing Plan Trust...................................
C/o Trust Company of Knoxville, Inc.........................
  20 Market Street, Suite 300
  Knoxville, TN 37902

          Total.............................................

                                    ANNEX A

 MATTERS TO BE COVERED IN THE OPINION OF POWELL, GOLDSTEIN, FRAZER & MURPHY LLP
                            COUNSEL FOR THE COMPANY

[EXCEPT AS OTHERWISE INDICATED, ALL REFERENCES TO THE COMPANY SHOULD INCLUDE ALL
                                 SUBSIDIARIES]

     (i) Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, is duly qualified as a foreign corporation and in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary (except where the failure to be so qualified would not have a material adverse effect on the business, properties, condition (financial or otherwise), income or business prospects of the Company and its subsidiaries, taken as a whole), and has full corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus and as currently being conducted; all the issued and outstanding shares of capital stock of each of subsidiary of the Company have been duly authorized and validly issued and are fully paid and nonassessable, and are owned by the Company free and clear of all liens, encumbrances and security interests, and to the best of such counsel's knowledge, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in such subsidiaries are outstanding;

     (ii) the authorized capital stock of the Company consists of 10,000,000 shares of Preferred Stock, par value $.001 per share, of which no shares will be outstanding, and 20,000,000 shares of Common Stock, par value $.001 per share,
of which there are outstanding [       ] shares (including the Underwritten
Stock and the shares of Option Stock); proper corporate proceedings have been taken to validly authorize such authorized capital stock; all of the outstanding shares of such capital stock (or, in the case of shares of the Stock sold by the Company, will be, when issued and sold to the Underwriters as provided in the Underwriting Agreement) have been duly and validly issued and are fully paid and nonassessable; and no preemptive rights of, or rights of refusal in favor of, stockholders exist with respect to the Stock, or the issue and sale thereof, pursuant to the Certificate of Incorporation or Bylaws of the Company and, to the knowledge of such counsel, there are no contractual preemptive rights that have not been waived, rights of first refusal or rights of co-sale which exist with respect to the Stock being sold by the Selling Securityholders or the issue and sale of the Stock by the Company;

     (iii) except as disclosed in or specifically contemplated by the Registration Statement, to the knowledge of such counsel, there are no outstanding options, warrants or other rights calling for the issuance of, and no commitments, plans or arrangements to issue, any shares of capital stock of the Company or any security convertible or exchangeable for capital stock of the Company;

     (iv) the Registration Statement has become effective under the Securities Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus is in effect and no proceedings for that purpose have been instituted or are pending or contemplated by the Commission;

     (v) the Registration Statement and the Prospectus (except as to the financial statements and schedules and other financial [and statistical] data contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and with the rules and regulations of the Commission thereunder;

     (vi) the information required to be set forth in the Registration Statement in answer to Item 9, Item 10 (insofar as it relates to such counsel) and Item 11(c) of Form S-1 is to the best of such counsel's knowledge accurately and adequately set forth therein in all material respects or no response is required with respect to such Items, and, to the best of such counsel's knowledge, the description of the Company's stock option plans and the options granted and which may be granted thereunder and the options and warrants granted otherwise than under such plans set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to said plans, options and warrants to the extent required by the Securities Act and the rules and regulations of the Commission thereunder;

     (vii) such counsel does not know of any franchises, contracts, leases, documents or legal or governmental proceedings, pending or threatened, which in the opinion of such counsel are of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement, which are not described and filed as required;

     (viii) the Underwriting Agreement has been duly authorized, executed and delivered by the Company;

     (ix) the issue and sale by the Company of the shares of Stock sold by the Company as contemplated by the Underwriting Agreement will not conflict with, or result in a breach of, the Certificate of Incorporation or Bylaws of the Company or any of its subsidiaries or any agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or any applicable law or regulation, or so far as is known to such counsel, any order, writ, injunction or decree, of any jurisdiction, court or governmental instrumentality;

     (x) all holders of securities of the Company having rights to the registration of shares of Common Stock, or other securities, because of the filing of the Registration Statement by the Company have waived such rights or such rights have expired by reason of lapse of time following notification of the Company's intent to file the Registration Statement;

     (xi) no consent, approval, authorization or order of any court or governmental agency or body is required for the issuance or sale of the Stock or consummation of the transactions contemplated in the Underwriting Agreement, except such as have been obtained under the Securities Act and such as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Stock by the Underwriters;

     (xii) The Stock has been duly authorized for listing on the National Market System upon official notice of issuance.

     (xiii) neither the Company nor any of its subsidiaries is an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940;

     (xiv) such counsel has no reason to believe that the Registration Statement or the Prospectus (A) contains any untrue statement of a material fact with respect to patents, trade secrets, trademarks, service marks or other proprietary information or materials owned or used by the Company, or the manner of its use thereof, or any allegation on the part of any person that the Company is infringing any patent rights, trade secrets, trademarks, service marks or other proprietary information or materials of any such person or (B) omits to state any material fact relating to patents, trade secrets, trademarks, service marks or other proprietary information or materials owned or used by the Company, or the manner of its use thereof, or any allegation of which such counsel has knowledge, that is required to be stated in the Registration Statement or the Prospectus or is necessary to make the statements therein not misleading;

     (xv) to the best of such counsel's knowledge there are no legal or governmental proceedings pending relating to patent rights, trade secrets, trademarks, service marks or other proprietary information or materials of the Company, and to the best of such counsel's knowledge no such proceedings are threatened or contemplated by governmental authorities or others;

     (xvi) such counsel does not know of any contracts or other documents, relating to governmental regulation affecting the Company or the Company's patents, trade secrets, trademarks, service marks or other proprietary information or materials of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus that are not filed or described as required;

     (xvii) to the best of such counsel's knowledge, the Company is not infringing or otherwise violating any patents, trade secrets, trademarks, service marks or other proprietary information or materials, of others which, in the judgment of such counsel, could affect materially the use thereof by the Company or result in material liability to the Company, and to the best of such counsel's knowledge there are no infringements by others of any of the Company's patents, trade secrets, trademarks, service marks or other proprietary information or materials;

     (xviii) to the best of such counsel's knowledge, the Company owns or possesses sufficient licenses or other rights to use all patents, trade secrets, trademarks, service marks or other proprietary information or materials necessary to conduct the business now being or proposed to be conducted by the Company as described in the Prospectus; and

     (xix) the Company and its subsidiaries are in all material respects in compliance with and conduct their business in conformity with all applicable Federal and state laws, rules and regulations; otherwise than are set forth in the Registration Statement and the Prospectus, no respective change in any of such Federal or state laws, rules or regulations has been adopted which, when made effective would have a material adverse effect on the operations of the Company and its subsidiaries prospective; and the statements made in the Registration Statement under the caption "Regulation" are true and correct and fairly represent the information required to be disclosed.
                             ---------------------

     In addition to the matters set forth above, counsel rendering the foregoing opinion shall also include a statement to the effect that nothing has come to the attention of such counsel that leads them to believe that the Registration Statement (except as to the financial statements and schedules and other financial data contained or incorporated by reference therein, as to which such counsel need not express any opinion or belief) at the Effective Date contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, that the Prospectus (except as to the financial statements and schedules and other financial data contained or incorporated by reference therein, as to which such counsel need not express any opinion or belief) as of its date or at the Closing Date (or any later date on which Option Stock is purchased), contained or contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     Counsel rendering the foregoing opinion may rely as to questions of law not involving the laws of the United States or the State of Delaware upon opinions of local counsel satisfactory in form and scope to counsel for the Underwriters. Copies of any opinions so relied upon shall be delivered to the Representatives and to counsel for the Underwriters and the foregoing opinion shall also state that counsel knows of no reason the Underwriters are not entitled to rely upon the opinions of such local counsel.

                                    ANNEX B

                    MATTERS TO BE COVERED IN THE OPINION OF
                     COUNSEL TO THE SELLING SECURITYHOLDERS

     (i) The Underwriting Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Securityholders and the Custody
Agreement between the Selling Securityholders and [          ], as Custodian,
and the Power of Attorney referred to in such Custody Agreement have been duly executed and delivered by the Selling Securityholders; the Custody Agreement entered into by, and the Power of Attorney given by, the Selling Securityholder is valid and binding on the Selling Securityholder; and the Selling Securityholder has full legal right and authority to enter into the Underwriting Agreement and to sell, transfer and deliver in the manner provided for in the Underwriting Agreement, the Shares of stock being sold by the Selling Securityholder;

     (ii) the sale by the Selling Securityholders of the shares of Stock and the consummation of the transactions as contemplated by the Underwriting Agreement will not conflict with or result in a breach or violation of, or a default under, any charter or bylaws of the Selling Securityholders or any statute, indenture, mortgage, deed of trust, agreement or instrument known to such counsel to which any of the Selling Securityholders is a party or by which any Selling Securityholder is bound or by which any of the properties or assets of the Selling Securityholders is subject, or any applicable law or regulation, or so far as is known to such counsel, any order, writ, injunction or decree, of any jurisdiction, court or governmental instrumentality;

     (iii) good and marketable title to the shares of Stock sold by the Selling Securityholders under the Underwriting Agreement, free and clear of all liens, encumbrances, equities, security interests and claims, has been transferred to the Underwriters who have severally purchased such shares of Stock under the Underwriting Agreement, assuming for the purpose of this opinion that the Underwriters purchased the same in good faith without notice of any adverse claims;

     (iv) no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated in the Underwriting Agreement, except such as have been obtained under the Securities Act and such as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Stock by the underwriters;

     (v) to the knowledge of such counsel, there will be no contractual preemptive rights that have not been waived or rights of first refusal or rights of co-sale which exist with respect to the Stock being sold by the Selling Securityholder;

     (vi) the Plan is a profit sharing plan which is qualified under Section 401(a) of the Code, and the related trust is exempt from tax under Section 501(a) of the Code, and is a duly organized, validly existing trust in good
standing under the laws of the state of [          ] and has full power and
authority to execute and deliver the Underwriting Agreement and carry out the transactions contemplated thereby. The execution, delivery and performance of the Underwriting Agreement by the Plan will not result in a "prohibited transaction," as defined in Section 406 of ERISA or Section 4973 of the Code. [from counsel to the Plan only]; and

     (vii) The Trustee is a trust company duly organized, validly existing and in good standing under the laws of the state of [Tennessee] and has all requisite power and authority to act as Trustee and exercise trust powers on behalf of the Plan. The Trustee has full corporate power and authority to execute and deliver this Agreement on behalf of the Plan and to carry out the transactions contemplated hereby [from counsel to the Trustee only].

                                       B-1